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                                                                 Exhibit 4.15(c)

                           PRIME HOSPITALITY CORP.

                     LIMITED WAIVER TO CREDIT AGREEMENT



            This LIMITED WAIVER (this "WAIVER") is dated as of August 20, 1997 and entered into by and among Prime Hospitality Corp., a Delaware corporation ("COMPANY"), and Bankers Trust Company, as agent for lenders party to the Credit Agreement referred to below ("AGENT"), and, for purposes of Section 7 hereof, the subsidiaries of Company listed on the signature pages hereto and is made with reference to that certain Senior Secured Revolving Credit Agreement dated as of June 26, 1996, (the "CREDIT AGREEMENT"), by and among Company, the financial institutions party thereto ("LENDERS"), Credit Lyonnais New York Branch, as documentation agent ("DOCUMENTATION AGENT") and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                  RECITALS

            WHEREAS, Company has told Agent and Lenders that:

                  (i) Company has made debt Investments in Brown Trout (as
            defined below) in excess of the dollar limit set forth in subsection
            6.3 of the Credit Agreement and intends to continue to increase the dollar amount of its debt Investments in Brown Trout;

                  (ii) Company has made loans to Homegate Hospitality, Inc.
            ("HOMEGATE") secured by mortgages on real property, contrary to subsection 6.3(c) of the Credit Agreement;

                  (iii) Company intends to make bridge loans secured by
            mortgages on real property in an aggregate principal amount, including the loans already made to Homegate and referenced in (ii) above, not to exceed $65,000,000 plus capitalized interest at any time pursuant to the Interim Secured Construction Term Loan Agreement by and between Company, as lender, and Homegate, as borrower (said Interim Loan Agreement, as it may hereafter be amended from time to time, being the "INTERIM LOAN AGREEMENT"), contrary to subsection 6.3 of the Credit Agreement generally, as well as subsection (c) thereof;


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                  (iv) Company intends to enter into a transaction, contrary to subsection 6.7 of the Credit Agreement, whereby Homegate will be merged into a wholly-owned Subsidiary of Company with Homegate being the surviving corporation in such merger and remaining as a Subsidiary of Company (the "HOMEGATE MERGER");

                  (v) Following the Homegate Merger, Company may elect to enter into a transaction, contrary to subsection 6.7 of the Credit Agreement, whereby Homegate will be merged directly into Company and any Subsidiaries of Homegate may be merged into Homegate or directly into Company (the "SECONDARY MERGER"); and

                  (vi) If Company elects not to consummate the Secondary Merger then, under the terms of the Mortgage Note Indenture and the Senior Subordinated Note Indenture, Homegate will be required to guarantee Company's obligations with respect to its Mortgage Notes and its Senior Subordinated Notes (as hereinafter defined), contrary to subsection 6.1 of the Credit Agreement.

            WHEREAS, Company has requested that Agent waive the provisions of subsections 6.1, 6.3, 6.4, 6.7 and 6.14(i) of the Credit Agreement in order to permit Company to (i) expand its ability to make debt Investments in Brown Trout, (ii) make certain loans secured by mortgages on real property to Homegate, and (iii) consummate the Homegate Merger and the Secondary Merger and, subject to the terms and conditions hereof, Agent is willing to consent to such waiver.

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.  WAIVER REGARDING PRE-MERGER EVENTS

            Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Agent hereby waives compliance with the provisions of:

            (a) subsection 6.3 of the Credit Agreement to the extent and only to the extent necessary to permit Company, after the date hereof:

                   (i) to make debt Investments in Brown Trout Investments, Ltd.
                  ("BROWN TROUT"), or another entity approved by Lenders, secured by mortgages or deeds of trust on real property in order to facilitate like-kind exchanges under Section 1031 of the Internal Revenue Code ("BROWN TROUT INVESTMENTS") and to exclude the amount of such Brown Trout Investments from the dollar limit on Investments set


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                  forth in subsection 6.3(ii) of the Credit Agreement; provided that at the time such Brown Trout Investments are made (A) Company would be able to incur $1 of additional Indebtedness pursuant to the Mortgage Note Indenture (as in effect on the Closing Date), (B) no Event of Default or Potential Event of Default has occurred and is continuing, (C) such Brown Trout Investments, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (D) Company shall not, and shall cause its Subsidiaries to not, pledge or permit a lien on, or any security interest in, any such Brown Trout Investment; provided further that (W) each promissory note evidencing such debt and each related mortgage, deed of trust and lease shall be valid and enforceable, (X) Company shall have a valid and enforceable right to purchase, at Company's option, each property subject to such mortgage or deed of trust for consideration in an aggregate amount not to exceed the amount of the related Investment by Company plus a nominal charge to exercise such option, (Y) at all times during which any such Investment exists, Company shall appoint and maintain a member of the Board of Directors of Brown Trout, or such other entity (the "COMPANY DIRECTOR"), and such Company Director's vote shall be necessary for Brown Trout, or such other entity, to incur indebtedness, dissolve, liquidate or commence bankruptcy proceedings, and (Z) Company Director shall not vote to permit Brown Trout, or such other entity, to incur any indebtedness other than indebtedness owed to Company or indebtedness incurred in the ordinary course, dissolve, liquidate, commence any bankruptcy proceedings, make loans or other advances of credit, declare or pay dividends, redeem or acquire any outstanding stock, issue additional stock or other securities (other than to Company), merge or consolidate Brown Trout (or such other entity) with any other Person, sell (other than directly or indirectly to Company) substantially all of the assets of Brown Trout (or such other entity), adopt, amend or repeal any bylaw or the certificate of incorporation of Brown Trout (or such other entity) without the prior consent of Agent, or engage in any business other than the ownership and development of hotels subject to mortgages or deeds of trust in favor of Company and the leasing of property to Company; provided further that together with each delivery of operating statements of Company and its Subsidiaries pursuant to subsection 5.1(i) of the Credit Agreement, Company shall deliver to Agent an Officer's Certificate certifying as to its compliance with all conditions set forth in (W)-(Z) above; provided further that the aggregate Potential Tax Effect (as hereinafter defined) of all such Brown Trout Investments shall at no time exceed $150,000,000, where Potential Tax Effect shall mean, with respect to each individual property (the


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                  "RELINQUISHED PROPERTY") being exchanged for a property held by Brown Trout, the product of (1) the difference of the sale price of such Relinquished Property less the basis of such Relinquished Property immediately prior to the sale times (2) forty percent (40%); and

                  (ii) to make Investments in Homegate secured by mortgages or deeds of trust on real property in an aggregate principal amount not to exceed at any time $65,000,000 plus capitalized interest pursuant to the Interim Loan Agreement (the "HOMEGATE LOANS") and to exclude the amount of such Homegate Loans from the dollar limit on Investments set forth in subsection 6.3(ii) of the Credit Agreement; provided that (A) notwithstanding the exclusion of the Homegate Loans from the dollar limit on Investments set forth in subsection 6.3(ii) of the Credit Agreement, Company shall not be permitted at any time to make loans to Homegate in amounts in excess of $65,000,000 plus capitalized interest, (B) all Homegate Loans must be evidenced by a note and secured by a mortgage or deed of trust on real property, however, Company shall be permitted to have up to $10,000,000 of such Homegate Loans outstanding at any one time on an unsecured basis; provided further that any such unsecured Homegate Loans must be evidenced by a note and secured by a mortgage or deed of trust on real property within 14 days, (C) at the time such Homegate Loans are made
                  (1) Company would be able to incur $1 of additional Indebtedness pursuant to the Mortgage Note Indenture (as in effect on the Closing Date), (2) no Event of Default or Potential Event of Default has occurred or is continuing, and
                  (3) such Investments, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (D) Company shall not, and shall cause its Subsidiaries to not, pledge or permit a lien on, or any security interest in, the Homegate Loans or any Collateral securing the Homegate Loans (other than in favor of Company or Permitted Encumbrances); Permitted Encumbrances shall mean any exception to title shown in any title policy and/or marked-up commitment insuring the liens on the Collateral, any mechanics' and materialmen's liens, any liens arising in the ordinary course that do not materially impair the value or utility of the Collateral and any liens being contested in good faith, and (E) the Homegate Loans shall be comprised solely of loans advanced by Company under the Interim Loan Agreement; and

                  (b) subsection 6.3 of the Credit Agreement to the extent and only to the extent necessary to permit (i) the loans made or to be made by Company to Homegate and evidenced by notes and secured by mortgages or


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            deeds of trust on real property; provided that the full amount of such loans shall be included as part of the Homegate Loans once the Interim Loan Agreement is effective and (ii) the debt Investments made in Brown Trout in excess of $25,000,000.


SECTION 2.  WAIVER REGARDING MERGER AND POST-MERGER EVENTS

            Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Agent hereby waives compliance with the provisions of:

            (a) subsection 6.7 of the Credit Agreement to the extent and only to the extent necessary to permit the consummation of:

                  (i) the Homegate Merger; provided that prior to and immediately following the consummation of the Homegate Merger,
                  (A) Company would be able to incur $1 of additional Indebtedness pursuant to the Mortgage Note Indenture (as in effect on the Closing Date), (B) no Event of Default or Potential Event of Default has occurred or is continuing, (C) the Homegate Merger could not reasonably be expected to have a Material Adverse Effect, and (D) Homegate shall not have incurred any material Indebtedness other than (i) to Company,
                  (ii) under existing credit facilities as in effect on the date hereof but not in excess of the credit limits set forth therein on the date hereof, and (iii) in the ordinary course of business; provided further that immediately following the consummation of the Homegate Merger, Homegate shall be a Wholly Owned Subsidiary of Company; provided further that if any Indebtedness of Homegate (other than Indebtedness owed to Company) (A) is secured by a Lien on the assets or Capital Stock of Company or any of Company's Subsidiaries (other than Homegate and its Subsidiaries in existence as of the Homegate Merger) or (B) is recourse to Company or any of Company's Subsidiaries (other than Homegate and its Subsidiaries in existence as of the Homegate Merger), then Company shall provide evidence, satisfactory to Agent, as to the absence of any material liabilities of Homegate and/or any of Homegate's Subsidiaries whether direct or indirect, contingent or absolute, known or unknown other than those liabilities certified by Company to Agent as of the date of the Homegate Merger; and

                  (ii) the Secondary Merger; provided that prior to and immediately following the consummation of the Secondary Merger, (A) Company would be able to incur $1 of additional Indebtedness pursuant to the


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                  Mortgage Note Indenture (as in effect on the Closing Date),
                  (B) no Event of Default or Potential Event of Default has occurred or is continuing, (C) the Secondary Merger could not reasonably be expected to have a Material Adverse Effect, and
                  (D) Company shall provide evidence, satisfactory to Agent, as to the absence of any material liabilities of Homegate and/or any of Homegate's Subsidiaries whether direct or indirect, contingent or absolute, known or unknown other than those liabilities certified by Company to Agent as of the date of the Secondary Merger;

            (b) subsection 6.14(i) of the Credit Agreement to the extent and only to the extent necessary to permit the ownership, operation, management, renovation, disposition and development of mid-price, extended-stay hotels; provided that any such hotels to be developed in the future shall be similar to the type of hotels presently owned or being developed by Homegate or its Subsidiaries as of the date hereof;

            (c) subsections 6.1 and 6.4 of the Credit Agreement to the extent and only to the extent necessary to permit Homegate to guarantee (A) on a pari passu basis all of the obligations of Company with respect to the Mortgage Notes issued by Company pursuant to the Mortgage Note Indenture and (B) on an unsecured senior subordinated basis all of the obligations of Company with respect to the $200,000,000 of Senior Subordinated Notes issued by Company pursuant to the Indenture dated as of March 26, 1997 between Company and PNC Bank, as trustee (the "SENIOR SUBORDINATED NOTES"); provided that prior to entering into the guaranties set forth in
      (A) and (B) above, Homegate shall execute and deliver to Agent a Subsidiary Guaranty in the form attached hereto as Exhibit I, together with an opinion of counsel to the effect that such Subsidiary Guaranty has been duly executed and delivered by, and is valid and binding on, Homegate; and

            (d) subsection 6.3 of the Credit Agreement to the extent and only to the extent necessary to permit Company to make a capital contribution to Homegate following the consummation of the Homegate Merger, in an amount equal to the amount then outstanding under the Interim Loan Agreement but in no event to exceed $65,000,000 plus any capitalized and accrued interest.

SECTION 3.  LIMITATION OF WAIVER

            Without limiting the generality of the provisions of subsection 8.6 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by Company with the provisions of subsections 6.1, 6.3, 6.4, 6.7 and 6.14(i) of the Credit Agreement in the manner and to the extent described above, and nothing in this Waiver shall be deemed to:


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            (a) constitute a waiver of compliance by Company with respect to (i)
      subsections 6.1, 6.3, 6.4, 6.7 and 6.14(i) of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

            (b) prejudice any right or remedy that Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

            This Waiver shall constitute a Loan Document. Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

            In order to induce Agent to enter into, and Lenders to approve, this Waiver, Company hereby represents and warrants to Agent and Lenders that after giving effect to this Waiver:

            (a) as of the date hereof, there exists no Event of Default or Potential Event of Default under the Credit Agreement;

            (b) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

            (c) as of the date hereof, Company has performed all agreements to be performed on its part as set forth in the Credit Agreement.

SECTION 5.  COUNTERPARTS; EFFECTIVENESS

            This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


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            This Waiver shall become effective as of the date hereof upon (i)
the execution of counterparts hereof by Company, Guarantors and Agent and acknowledgment by Lenders holding 100% of the Commitments, (ii) receipt by Agent of a waiver fee of $100,000 from Company for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Commitments, and (iii) receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

SECTION 6.  GOVERNING LAW

            THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.



                  [Remainder of page intentionally left blank]


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            IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       COMPANY:
                                       PRIME HOSPITALITY CORP.


                                       By:  _________________________
                                            Title:


                                       AGENT:
                                       BANKERS TRUST COMPANY


                                       By:  _________________________
                                            Title:


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ACKNOWLEDGED AND AGREED TO:


CREDIT LYONNAIS NEW YORK BRANCH,
individually and as Documentation Agent


By:   ____________________________
      Title:


MIDLANTIC BANK, NATIONAL ASSOCIATION


By:   ____________________________
      Title:


IMPERIAL BANK


By:   ____________________________
      Title:


SOUTHERN PACIFIC THRIFT &
  LOAN ASSOCIATION


By:   ____________________________
      Title:



SOCIETE GENERALE, SOUTHWEST AGENCY


By:   ____________________________
      Title:


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